Exhibit 1.1

HYUNDAI AUTO RECEIVABLES TRUST 2009-A

$1,317,600,000 ASSET BACKED NOTES

HYUNDAI ABS FUNDING CORPORATION

(DEPOSITOR)

HYUNDAI CAPITAL AMERICA

(SELLER AND SERVICER)

UNDERWRITING AGREEMENT

September 2, 2009

Banc of America Securities LLC
as Representative of the
Several Underwriters
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:
SECTION 1. Introduction. Hyundai ABS Funding Corporation (the “Depositor”) proposes to cause Hyundai Auto Receivables Trust 2009-A (the “Trust”) to issue and sell $379,000,000 principal amount of its Class A-1 Notes (the “Class A-1 Notes”), $291,000,000 principal amount of its Class A-2 Notes (the “Class A-2 Notes”), $388,000,000 principal amount of its Class A-3 Notes (the “Class A-3 Notes”) and $259,600,000 principal amount of its Class A-4 Notes (the “Class A-4 Notes” and together with the Class A-1 Notes, the Class A-2 Notes, and the Class A-3 Notes, the “Notes”) to the several underwriters set forth on Schedule I (each, an “Underwriter”), for whom Banc of America Securities LLC is acting as representative (the “Representative”).  The Notes will be issued pursuant to an Indenture, to be dated as of September 11, 2009 (the “Indenture”), between the Trust and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”).  The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts acquired by Hyundai Capital America (“HCA”) and sold to the Trust on the Closing Date (the “Receivables”) secured by new and used automobiles, light-duty trucks and minivans and financed thereby (the “Vehicles”), certain monies received thereunder after the close of business on August 8, 2009 (the “Cutoff Date”) and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of September 11, 2009 (the “Sale and Servicing Agreement”) among the Trust, HCA, as servicer, the Depositor and the Indenture Trustee.  Pursuant to the Sale and Servicing Agreement, the Depositor will sell the Receivables to the Trust and HCA will service the Receivables on behalf of the Trust.  In addition, pursuant to the Owner Trust Administration Agreement to be dated as of September 11, 2009 (the “Administration Agreement”) among the Trust, HCA, and the Indenture Trustee, HCA will agree to perform certain administrative tasks on behalf of the Trust.  The Depositor formed the Trust pursuant to a trust agreement, and it will be governed by a Second Amended and Restated Trust Agreement (the “Trust Agreement”) to be dated as of September 11, 2009 among the Depositor, HCA and Wilmington Trust Company, as owner trustee (the “Owner Trustee”).  The owner trust certificate (the “Certificate”), representing a fractional undivided interest in the Trust, will be issued to the Depositor pursuant to the Trust Agreement.

Certain of the Underwriters (as defined herein) are financial institutions appearing on the Federal Reserve Bank of New York’s list of TALF Agents (a “TALF Agent”), and may be a party to that certain Master Loan and Security Agreement among the Federal Reserve Bank of New York (the “FRBNY”), as Lender, various TALF Agents party thereto, the Bank of New York Mellon, as Administrator, and the Bank of New York Mellon, as Custodian (the “MLSA”), in connection with the Term Asset-Backed Securities Loan Facility (the “TALF”).  To the extent expressly provided in this Agreement, and subject to the limitations set forth in Section 20, all rights, benefits and remedies of the Underwriters under this Agreement shall be for the benefit of, and shall be enforceable by, each Underwriter that is also a TALF Agent not only in its capacity as an Underwriter but also in its capacity as a TALF Agent and as a signatory to the MLSA.

The Depositor will acquire the Receivables from HCA pursuant to the terms of the Receivables Purchase Agreement (the “Receivables Purchase Agreement”) to be dated as of September 11, 2009 between the Depositor and HCA.  HCA has acquired the Receivables from franchised dealers (the “Dealers”) pursuant to certain dealer retail agreements between each Dealer and HCA (collectively, the “Dealer Retail Agreements”).

Capitalized terms used but not otherwise defined in this Underwriting Agreement (this “Agreement”) shall have the meanings set forth in the Sale and Servicing Agreement or if not defined therein, then as defined in the Prospectus Supplement (as defined below).  As used herein, the term “Transaction Documents” refers to the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Receivables Purchase Agreement and the Administration Agreement.

At or prior to the time when sales to purchasers of the Notes were first made to investors by the Underwriters, which was approximately 11:50 a.m. on September 2, 2009 (the “Time of Sale”), the Seller had prepared the Preliminary Prospectus Supplement dated August 26, 2009 to the Prospectus dated August 26, 2009 (along with information referred to under the caption “Static Pool Data” therein regardless of whether it is deemed a part thereof under the Rules and Regulations, together the “Preliminary Prospectus”).  If, subsequent to the Time of Sale and prior to the Closing Date, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act) and enter into new Contracts of Sale with investors in the Notes, then the “Preliminary Prospectus” will refer to the information conveyed to investors at the time of entry into such new Contract of Sale, in an amended Preliminary Prospectus approved by the Depositor and the Representative that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

SECTION 2. Representations and Warranties.  1)  As a condition of the several obligations of the Underwriters to purchase the Notes, each of the Depositor and HCA makes the representations and warranties set forth below (i) to the Representative and each of the Underwriters and (ii) with respect to clauses (a)(ii), (a)(iii), (a)(xix) and (a)(xxxi) of this Section 2 only, to the Underwriters who are also TALF Agents, in their capacity as TALF Agents with respect to TALF loans secured by the Notes.  To the extent a representation or warranty specifically relates to the Depositor, such representation or warranty is made by the Depositor and HCA jointly, and to the extent a representation or warranty specifically relates solely to HCA, such representation or warranty is only made by HCA and not by the Depositor.

(i) The registration statement on Form S-3 (No. 333-144832), including the exhibits thereto, has been filed with the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act, which registration statement has been declared effective by the Commission within the three years prior to the Closing Date and is still effective as of the date hereof.  Such registration statement, including the exhibits thereto, as amended to the date hereof, is hereinafter called the “Registration Statement”; the prospectus included in the Registration Statement, at the time the Registration Statement became effective, or as subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called the “Base Prospectus”; a prospectus supplement relating to the Notes, in the form first filed after the date hereof pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus as so supplemented and together, along with information referred to under the caption “Static Pool Data” therein regardless of whether it is deemed a part of the Registration Statement or Base Prospectus under the Rules and Regulations, is hereinafter called the “Prospectus Supplement”; and the Base Prospectus together with the Prospectus Supplement are hereinafter called the “Prospectus.”  Any preliminary form of the Prospectus that has heretofore been filed pursuant to Rule 424(b) is hereinafter called a “preliminary prospectus.”  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement, shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the filing date of the Base Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

(ii) The Registration Statement as of the applicable effective date as to each part thereof pursuant to Rule 430B(f)(2) and any amendment thereto of the Securities Act (the “Effective Date”), the Preliminary Prospectus, as of the date of the Preliminary Prospectus Supplement, and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”); and the information in the Registration Statement, as of the Effective Date, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus, as of the date of the Preliminary Prospectus Supplement and as of the Closing Date, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations; and the Prospectus, and any amendments thereof and supplements thereto, as of the date of the Prospectus Supplement and as of the Closing Date, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that neither HCA nor the Depositor makes any representations or warranties as to (i) that part of the Registration Statement which constitutes the Statement of Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) on Form T-1 (the “Form T-1”) of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee) and (ii) the information contained in or omitted from such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to HCA by or on behalf of the Underwriters specifically for use in the preparation thereof which information consists solely of the information set forth in the chart following the first paragraph, the second paragraph, the selling concession and reallowance chart at the end of the second paragraph, the third paragraph and the fourth paragraph under the heading “Underwriting” in the Prospectus Supplement and the fifth paragraph under the heading “Underwriting” in the Base Prospectus (the “Underwriters’ Information”).

(iii) The Preliminary Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.

(iv) Since the respective dates as of which information is given in the Preliminary Prospectus and in the Prospectus there has not been any material adverse change, or, to the best of our knowledge, any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of any of HCA or its subsidiaries, including the Depositor and its subsidiaries, taken as a whole, except as disclosed to the Representative in writing prior to the date hereof.

(v) The Indenture has been qualified under the Trust Indenture Act.

(vi) The Trust Agreement is not required to be qualified under the Trust Indenture Act.

(vii) The Trust is not required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(viii) The issuance and sale of the Notes have been duly authorized by all necessary corporate action of the Depositor and, when executed, authenticated and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Trust, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.

(ix) Each of the Depositor and HCA has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Preliminary Prospectus and the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the ability of the Depositor or HCA to perform its respective obligations under the Agreement and the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents, and has full corporate power and authority to execute and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

(x) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Depositor and HCA, and this Agreement has been duly executed and delivered by the Depositor and HCA and when duly executed and delivered by the other parties hereto will be the legal, valid and binding agreement of the Depositor and HCA, enforceable against the Depositor and HCA in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.

(xi) The execution and delivery of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action of the Depositor or HCA, as applicable, and, when duly executed and delivered by the Depositor and HCA (assuming due authorization, execution and delivery by the other parties thereto), will be legal, valid and binding agreements of the Depositor and HCA, enforceable against the Depositor or HCA in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.

(xii) The execution and delivery by each of the Depositor and HCA of, and the performance by each of the Depositor and HCA of its obligations under, this Agreement, each of the Transaction Documents to which it is a party and the Depositor under the Notes, the issuance and sale of the Notes to the Underwriters by the Depositor pursuant to this Agreement (subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws to various jurisdictions), the compliance by the Depositor and HCA with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except as such have been obtained or made or such as may be required under the securities or “blue sky” laws of various jurisdictions, or (y) conflict with or result in a breach or violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Depositor or HCA, any indenture mortgage, deed of trust, lease or other agreement or instrument to which the Depositor or HCA is a party or by which any of them or their properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor or HCA of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor or HCA, or result in the creation of any lien upon any property or assets of the Depositor or HCA (other than pursuant to the Transaction Documents), except where such conflict, breach, default or creation would not have a material adverse effect on the ability of the Depositor and HCA to perform its respective obligations under this Agreement and the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents.

(xiii) None of the Depositor or HCA is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Depositor or HCA, the consequence of which violation, breach or default would have (a) a materially adverse effect on or constitute a materially adverse change in the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Depositor or HCA or (b) a material and adverse effect on its ability to perform its obligations under this Agreement or any of the Transaction Documents, in each case, to which it is a party.

(xiv) None of the Depositor, HCA nor anyone acting on their behalf has taken any action that would require registration of the Depositor or the Trust under the Investment Company Act; nor will the Depositor nor HCA act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.

(xv) Each of the Depositor and HCA possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, the absence of which would have a material adverse effect on the ability of the Depositor and HCA to perform its respective obligations under this Agreement and the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents, and neither the Depositor nor HCA has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Depositor or HCA, except as described in or contemplated by the Prospectus.

(xvi) No legal or governmental proceedings are pending or threatened to which the Depositor or HCA is a party or to which the property of the Depositor or HCA is subject except for such proceedings that would not, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Depositor or HCA or the Depositor’s or HCA’s ability to perform its obligations under this Agreement or the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents.

(xvii) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Depositor or HCA is a party or by which the Depositor or HCA or any of its respective properties is bound.

(xviii) The Notes and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and in the Prospectus.

(xix) Each of the Depositor’s and HCA’s representations and warranties in both (i) the Transaction Documents  and (ii) the Certification as to TALF Eligibility attached as Appendix B to the Prospectus Supplement (the “TALF Certification”) are true and correct as of the date they are given therein and will be true and correct on the Closing Date, and such representations and warranties are incorporated herein by reference.

(xx) Other than as contemplated by this Agreement or as disclosed in the Preliminary Prospectus and in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any of its Affiliates or the Underwriters, any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(xxi) None of the Depositor, HCA nor any of their Affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

(xxii) Assuming that the Notes are issued in accordance with the provisions of the Indenture and distributed in accordance with the terms of this Agreement and as described in the Prospectus, the Notes are “asset-backed securities” within the meaning of, and satisfy the requirements for use of, Form S-3 under the Securities Act.

(xxiii) The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Indenture.

(xxiv) The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(xxv) Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the issuance of the Notes have been or will have been paid at or prior to the Closing Date.

(xxvi) Under generally accepted accounting principles, HCA will report its transfer of the Receivables to the Depositor as a sale of the Receivables, and the Depositor will report its transfer of the Receivables to the Trust as a sale of the Receivables.

(xxvii) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(xxviii) As of the Time of Sale, the Depositor was not and as of the Closing Date will not be, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(xxix) The Depositor has filed the Preliminary Prospectus and each Free Writing Prospectus required to have been filed under the Securities Act and the Rules and Regulations and it has done so within the applicable periods of time required under the Securities Act and the Rules and Regulations.

(xxx) Prior to the date hereof, none of HCA, the Depositor nor any of their Affiliates (including, without limitation, all officers and directors thereof) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security in connection with the offering of the Notes.

(xxxi) (i) The Notes shall, on the Closing Date, constitute “eligible collateral” under TALF, (ii) the Notes and Receivables shall, on the Closing Date, satisfy all applicable criteria for securities relating to “prime retail auto loans” under TALF and (iii) the Trust and HCA have satisfied, or by the Closing Date shall have satisfied, all requirements under TALF applicable to it with respect to the Notes and related matters required to be satisfied as of such date for the Notes to be eligible collateral under TALF; provided, however, that neither HCA, the Depositor nor any of their Affiliates makes any representation or warranty with respect to the availability of or the eligibility of a borrower for loans under TALF.  The Preliminary Prospectus contains, and the Prospectus Supplement will contain, all applicable information required to be included therein under TALF as then in effect on the date of the Preliminary Prospectus or Prospectus, as applicable, in order for the Notes to be eligible collateral thereunder.

(b) The above representations and warranties shall be deemed to be repeated in their entirety at and as of the Closing Date.

(c) Each Underwriter hereby makes the representations and agrees to the statements contained in Annex A hereto.

SECTION 3. Purchase, Sale and Delivery of Notes.  2)  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the respective principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I, at a purchase price (the “Purchase Price”) equal to “Price $” as specified on Schedule II hereto; provided, however, that due to sales to affiliates, one or more of the Underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.  Delivery of and payment for the Notes shall be made at the offices of Mayer Brown LLP, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071 at 10:00 a.m.  (New York time) on September 11, 2009 (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Depositor, the “Closing Date”).  Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor.  The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive Notes representing the Notes will be available only under limited circumstances, as described in the Prospectus.

(b) The Depositor hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a “Payment”) by or on behalf of the Underwriters of the aggregate Purchase Price for the Notes does not constitute closing of a purchase and sale of the Notes.  Only (1) the execution and delivery, by facsimile or otherwise, of a receipt for Notes by the Representative, and (2) the release of all Permitted Liens, as listed on Schedule IV hereto, prior to the cut-off time for DTC settlement on the Closing Date, indicates completion of the closing of a purchase of the Notes from the Trust.  Furthermore, in the event that the Underwriters make a Payment to the Trust prior to the completion of the closing of a purchase of Notes, the Depositor hereby acknowledges that until the Representative executes and delivers such receipt for the Notes and until all Permitted Liens have been released prior to the cut-off time for DTC settlement on the Closing Date, the Trust will not be entitled to the Payment and the Depositor shall cause the Trust to return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand.  In the event that the closing of a purchase of Notes is not completed and the Payment is not returned by the Trust to the Underwriters on the same day the Payment was received by the Trust, the Depositor agrees to pay, or otherwise cause the Trust to pay, to the Underwriters in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters’ cost of financing as reasonably determined by the Representative.

(c) It is understood that the Representative or any Underwriter, individually, may (but shall not be obligated to) make Payment on behalf of any Underwriter or Underwriters for any of the Notes to be purchased by such Underwriter or Underwriters.  No such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

SECTION 4. Offering by Underwriters.  Upon the authorization by the Representative of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

SECTION 5. Covenants of the Depositor and HCA.  Each of the Depositor and HCA covenants and agrees with the Underwriters, and with respect to clause (p) of this Section 5, with the Underwriters who are also TALF Agents, in their capacity as TALF Agents with respect to TALF loans secured by the Notes, as set forth below.

(a) To file the Prospectus, properly completed, with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act no later than the second business day following the day it is first used.  The Depositor will file with the Commission any Free Writing Prospectus delivered to investors in accordance with Section 6 as the Depositor is required to file under the Securities Act and the Rules and Regulations, and will do so within the applicable period of time required under the Securities Act and the Rules and Regulations (which for the avoidance of doubt shall be in the case of a Free Writing Prospectus that is Pre-pricing and Pricing Information, the final version of the Pre-pricing and Pricing Information).  The Depositor or HCA will advise the Representative promptly of any such filing under the Securities Act.

(b) To furnish to the Underwriters and counsel for the Underwriters, without charge, as many copies of the Registration Statement, Preliminary Prospectus and the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.  The Prospectus shall be furnished on or prior to 12:00 noon, New York time, on or prior to the second business day preceding the Closing Date.  All other documents shall be so furnished as soon as available and in such quantities as the Representative may reasonably request.  The Depositor or HCA will pay the expenses of printing, reproducing and distributing to the Underwriters all such documents.

(c) To advise the Representative promptly, in writing, of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect any such amendment or supplement to which the Representative shall reasonably object; and to also advise the Representative promptly of the effectiveness of each Registration Statement and of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d) To furnish the Underwriters with copies of the Preliminary Prospectus and the Prospectus and each amendment or supplement, during the period when any Underwriter is required to deliver a Prospectus under the Securities Act, at the cost and expense of HCA, each in such quantities as the Representative may from time to time reasonably request (and subsequent to such period, to assist the Underwriters in obtaining sufficient additional copies of the Prospectus, at the cost and expense of the Underwriters requesting such additional copies); and if, at any time prior to the expiration of the Prospectus delivery period under the Securities Act, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus, to notify the Representative and promptly prepare and file with the Commission (subject to the Representative’s prior review pursuant to Section 5(c)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance.  Upon the Representative’s request, the Depositor will prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.  Neither the Underwriters’ consent to, nor the Underwriters’ distribution of any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(e) The Depositor will arrange for the qualification of the Notes for offering and sale in each jurisdiction as the Representative shall designate including, but not limited to, pursuant to applicable state securities (“Blue Sky”) laws of certain states of the United States of America or other U. S. jurisdictions so designated, and the Depositor shall maintain such qualifications in effect for so long as may be necessary in order to complete the placement of the Notes; provided, however, that the Depositor shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Depositor will promptly advise the Representative of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f) The Depositor will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(g) HCA and the Depositor shall (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding HCA, the Depositor and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Registration Statement and the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

(h) From the date hereof until the Closing Date, none of the Depositor, HCA, nor any of their respective Affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes.

(i) During the period beginning on the Closing Date and continuing until and including the date that is six months after the Closing Date, none of the Depositor, HCA or any of their Affiliates shall offer, sell, contract to sell or otherwise dispose of any securities of the Trust, the Depositor or HCA in a public offering that are substantially similar to the Notes, without first furnishing to the Representative an opinion of counsel (in form and from such firm as is reasonably satisfactory to the Representative and counsel to the Representative) stating that such public offering of securities would not result in any violation of federal or state securities laws with respect to the Notes.

(j) Until the retirement of the Notes, neither the Depositor nor HCA shall, nor cause the Trust to, be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(k) Until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, HCA shall cause the Depositor to and the Depositor shall deliver to each of the Underwriters, through the Representative, the annual statement of compliance and any annual independent certified public accountants’ report furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee.

(l) So long as any of the Notes are outstanding, HCA shall cause the Depositor to and the Depositor shall deliver to each of the Underwriters, through the Representative: (i) all documents distributed to Noteholders and (ii) from time to time, any other information concerning HCA, the Depositor or the Trust as the Underwriters may reasonably request only insofar as such information reasonably relates to the Registration Statement, the Prospectus or the transactions contemplated by the Transaction Documents.

(m) On or before the Closing Date, HCA and the Depositor (to the extent applicable) shall each cause their computer records relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date neither the Depositor nor HCA shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Indenture or the Sale and Servicing Agreement.

(n) To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or HCA, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

(o) The Depositor or HCA will cause the Trust to make generally available to Noteholders, as soon as practicable, but no later than sixteen months after the date hereof, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after the later of (i) the Effective Date of the Registration Statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement.

(p) The Depositor or HCA will, and will cause the Trust to, promptly pay and perform its respective obligations under the Transaction Documents.

(q) In the event that Depositor shall determine that any statement set forth in Item (2) of Appendix B to the Prospectus Supplement either was incorrect when made or has ceased to be correct, the Depositor shall (i) immediately notify each Underwriter of such determination, (ii) notify the FRBNY and all registered holders of the Notes in writing of such determination no later than 9:00 a.m. New York City time on the fourth Business Day following such determination, and (iii) issue a press release regarding such determination no later than 9:00 a.m. New York City time on the fourth Business Day following such determination; provided, that the Depositor will cause the Trustee to undertake to provide same Business Day notice of any change in credit ratings of the Notes issued by any major nationally recognized statistical rating organization (including any change in the final rating compared to a preliminary rating) that occurs after pricing of the Notes and on or prior to the Closing Date.

SECTION 6. Preliminary Prospectus and Free Writing Prospectus.

(a) The following terms have the specified meanings for purposes of this Agreement:

(i) “Free Writing Prospectus” means and includes any information relating to the Offered Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

(ii) “Issuer Information” means the information contained in the Preliminary Prospectus (other than Underwriters’ Information) and the Underwriter Free Writing Prospectus (solely limited to (A) information included in the Preliminary Prospectus and (B) Pre-pricing and Pricing Information).

(iii) “Underwriter Free Writing Prospectus” means a Free Writing Prospectus prepared by or on behalf of an Underwriter.

(iv) “Pre-pricing and Pricing Information” means the information in an Underwriter Free Writing Prospectus consisting of (A) the underwriting syndicate, syndicate structure and status of the subscriptions for each class of Notes (both for the issuance as a whole and for each Underwriter’s specific retention), (B) weighted average lives, ratings, expected maturities and/or payment windows, benchmarks and legal finals for each class of Notes, (B) expected or actual pricing parameters for each class of Notes, (C) expected settlement and non offered notes, (D) CUSIP numbers, ERISA eligibility, pricing prepayment speed and clean up call and (E) the eligibility of the Notes under TALF.

(b) The Depositor will not disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” (including any “free writing prospectus”, each as defined in Rule 405 under the Securities Act), other than the Preliminary Prospectus, the Prospectus and written communications constituting a bona fide electronic road show within the meaning of Rule 433(h) under the Securities Act (the “Road Show Material”) unless the Depositor has obtained the prior consent of the Representative.

(c) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Seller or any Underwriter disseminate any Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.

(d) Each Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(800) 294-1322 (ext. 2663).

(e) In the event that the Depositor or HCA becomes aware that, as of the Time of Sale, any Preliminary Prospectus contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Corrected Prospectus.

(f) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

(i) It has not provided and will not provide to any potential investor any information that would constitute “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act; other than that contained in one or more of (a) an Underwriter Free Writing Prospectus (consisting of information limited to (1) information included in the previously filed Preliminary Prospectus, (2) Pre-pricing and Pricing Information, (3) Intex .cdi files and (4) information customarily included in confirmations of sales of securities and notices of allocations), (b) the Preliminary Prospectus, (c) the Prospectus, and (d) information delivered in compliance with Rule 134 of the Securities Act.

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses they have used but which are not required to be filed for the required period.

(iii) Prior to entering into any Contract of Sale, the applicable Underwriter shall convey the Preliminary Prospectus to the prospective investor.  The Underwriter shall maintain sufficient records to document its conveyance of the Preliminary Prospectus to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(iv) If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent fashion that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Notes on the terms described in the Corrected Prospectus.

(g) Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in an Underwriter Free Writing Prospectus required to be filed with the Commission under the Securities Act.

(h) In the event that any Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus (except to the extent the Defective Prospectus results solely from statements or omissions made in reliance upon and in conformity with the Underwriters’ Information), the Depositor and HCA jointly and severally agree to reimburse such Underwriter for such costs.  In the event the Depositor or HCA shall incur any costs in connection with a Defective Prospectus (to the extent the Defective Prospectus results solely from statements or omissions made in reliance upon and in conformity with the Underwriters’ Information), the Underwriters shall jointly and severally reimburse the Depositor or HCA, as applicable, for such costs.

SECTION 7. Payment of Expenses.  HCA will pay all expenses incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including: (a) the preparation, printing and distribution of the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of HCA’s and the Depositor’s accountants, (e) the qualification of the Notes under state securities laws including filing fees and the fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of the Owner Trustee and its counsel, if any, (j) the fees and expenses of Richards Layton & Finger, Delaware counsel to the Trust, (k) the reasonable fees and expenses of HCA’s and the Depositor’s counsel, (l) all costs and expenses incurred in connection with the delivery of any accountants’ or auditors’ reports under TALF and (m) any costs reimbursed to the Underwriters under section 6(g) above.  To the extent that the transactions contemplated by this agreement are consummated, HCA shall only pay the fees and expenses described in clauses (a) through (m).  In addition, if for any reason the purchase of the Notes by the Underwriters is not consummated (other than pursuant to Section 11 hereof), HCA will reimburse the Representative and the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Representative and the Underwriters) incurred by them in connection with the offering of the Notes.

SECTION 8. Conditions of the Obligations of the Underwriters.  The several obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Depositor and HCA of their obligations hereunder, and to the following additional conditions precedent:

(a) On the Closing Date, each of the Transaction Documents, the Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes and Certificates, a conformed copy thereof.  The Transaction Documents, the Notes and the Certificates shall be substantially in the forms heretofore provided to the Representative.

(b) At or before the Closing Date, the Representative shall have received a letter, dated as of the date hereof, of KPMG LLP, independent certified public accountants, substantially in the form of the draft to which the Representative has agreed previously and otherwise substantially in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters (and for the avoidance of any doubt, covering any static pool data pursuant to Item 1105 of Regulation AB under the Securities Act included or incorporated by reference in the Preliminary Prospectus or the Prospectus).

(c)  The Prospectus, the Preliminary Prospectus and each Free Writing Prospectus required to be filed with the Commission shall have been filed with the Commission in accordance with Rule 424(b) of the Securities Act and Section 5(a) hereof.

(d) (i) None of the Depositor, HCA nor any of their subsidiaries shall have sustained, since the date of the latest audited financial statements provided to the Representative, any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus, the Registration Statement or the Prospectus, and (ii) since the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, or results of operations of the Depositor, HCA, and their respective subsidiaries, otherwise than as set forth or contemplated in the Preliminary Prospectus, the Registration Statement and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and in the Prospectus.

(e) The Representative shall have received an opinion of in-house counsel to the Depositor and HCA, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i) Each of HCA and the Depositor has been duly formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, and has the power and authority to own its properties and to conduct its business as presently conducted, and to enter into and perform its obligations under this Agreement and the Transaction Documents to which each is a party, and had at all relevant times, and now has, the power and authority to acquire, own, sell and service the Receivables and the related Collateral.

(ii) Each of this Agreement and each Transaction Document has been duly authorized, executed and delivered by the Depositor and HCA, as applicable.

(iii) Each of the Depositor and HCA is duly qualified to do business and is in good standing, and has obtained all necessary licenses, in each jurisdiction in which failure to so qualify or obtain such licenses would (a) render any Receivable unenforceable by the Depositor or the Indenture Trustee on behalf of any Noteholder or (b) have a material adverse affect upon its business or the ownership of its property.

(iv) Neither: (A) the transfer of the Receivables from HCA to the Depositor pursuant to the Receivables Purchase Agreement, (B) the transfer of the Receivables from the Depositor to the Trust pursuant to the Sale and Servicing Agreement, (C) the assignment of the Collateral from HCA to the Depositor and thereafter to the Trust, (D) the assignment of the Depositor’s rights under the Receivables Purchase Agreement to the Trust, (E) the grant of the security interest in the Receivables and the Collateral by the Trust to the Indenture Trustee pursuant to the Indenture, (F) the execution and delivery of this Agreement and the Transaction Documents to which it is a party by HCA, (G) the execution and delivery of this Agreement and the Transaction Documents to which it is a party by the Depositor, (H) the consummation of any transactions contemplated in this Agreement or the Transaction Documents, nor (I) the fulfillment of the terms of this Agreement, the Transaction Documents or the Notes by HCA or the Depositor, as the case may be, will (1) conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of incorporation or by-laws of HCA or the Depositor, or of any indenture or other agreement or instrument to which either of them is a party or by which any of them or their respective property is bound, or (2) result in a violation, or contravene the terms, of any statute, order or regulation applicable to either of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over HCA or the Depositor, in each case that would materially and adversely affect the performance by the Depositor or HCA of its obligations under this Agreement or the Transaction Documents to which it is a party.

(v) There are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge after due inquiry, threatened before any court, administrative agency or other tribunal: (A) asserting the invalidity or unenforceability of this Agreement or the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, or the execution and delivery thereof, (C) that could reasonably be expected to materially and adversely affect the performance by the Depositor of its obligations under this Agreement or the Transaction Documents to which it is a party, (D) that could reasonably be expected to materially and adversely affect the performance by HCA of its obligations under this Agreement or the Transaction Documents to which it is a party or (E) required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus other than those disclosed therein.

(vi) Such counsel is familiar with HCA’s standard operating procedures relating to its acquisition of a perfected first priority security interest in the vehicles financed by it pursuant to retail installment sale contracts in the ordinary course of its business.  Assuming that its standard procedures are followed with respect to the perfection of security interests in the Vehicles (and such counsel has no reason to believe that HCA has not followed its standard procedures in all material respects in connection with the perfection of security interests in the Vehicles), HCA has acquired or will acquire a perfected first priority security interest in the Vehicles.  Neither such security interest nor the perfection of such security interest shall be adversely affected by the transfer of the Receivables to the Depositor or to the Trust or the pledge thereof to the Indenture Trustee.

(vii) The direction by the Trust to the Indenture Trustee to authenticate the Notes has been duly authorized by HCA, acting as the administrator of the Trust under the Administration Agreement.

(viii) No authorization, consent, approval or other action by, and notice for, or filing with, any governmental authority or regulatory body of the State of California is required to the execution, delivery and performance by HCA or the Depositor of the Transaction Documents to which it is a party.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the corporate laws of the State of Delaware and the laws of the State of California.

(f) The Representative shall have received an opinion of Mayer Brown LLP, special counsel to the Depositor, HCA and the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i) Each of the Transaction Documents to which the Depositor (other than this Agreement and the Trust Agreement as to which no opinion shall be expressed), the Trust and HCA is a party constitutes a legal, valid and binding obligation of such Company, enforceable against such party in accordance with its terms.

(ii) The execution and delivery by each of HCA, the Depositor and the Trust of the Transaction Documents and this Agreement to which it is a party, and the consummation by each of the transactions contemplated thereby, will not violate any applicable law, statute or governmental rule or regulation.

(iii) The execution and delivery by each of HCA, the Depositor and the Trust of the Transaction Documents and this Agreement to which it is a party does not, and the consummation by each of HCA, the Seller and the Trust of the transactions contemplated thereby to occur on the date of this opinion will not, require any consent, authorization or approval of, the giving of notice to or registration with any governmental entity, except such as may have been made and such as may be required under the Federal securities laws, the blue sky laws of any jurisdiction or the Uniform Commercial Code of any state; provided that such counsel expresses no opinion with respect to any orders, consents, permits, approvals, filings or licenses related to the authority to sell motor vehicles, originate retail installment sale contracts or service retail installment sale contracts or as may be required by any regional or local government authority or under any foreign or state securities law.

(iv) The execution and delivery by HCA, the Depositor and the Trust of the Transaction Documents and this Agreement to which it is a party do not, and the consummation by HCA, the Seller and the Trust of the transactions contemplated thereby to occur on the date of this opinion will not, violate or contravene, or constitute a default under any provisions of the agreements described in Exhibit A thereto (such agreements, the “Conduit Documents”).

(v) Each of the Notes is in due and proper form, and when duly executed, authenticated and delivered as specified in the Indenture, and delivered against payment of the consideration specified in this Agreement, each of the Notes will be validly issued and outstanding, will constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, and will be entitled to the benefits of the Indenture.

(vi) The Indenture has been duly qualified under the Trust Indenture Act and complies as to form with the Trust Indenture Act and the rules and regulations of the Commission thereunder.

(vii) The Trust Agreement is not required to be qualified under the Trust Indenture Act.

(viii) Each of the Registration Statement, as of its Effective Date, the Preliminary Prospectus, as of the Time of Sale, and the Prospectus, as of the date of the Prospectus Supplement, appears on its face to comply in all material respects with the requirements of the Act and the rules and regulations under the Act, except that (i) such counsel expresses no opinion as to the financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement and (ii) except as and to the extent set forth in (x) below, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.

(ix) The Registration Statement has become effective under the Act, and the Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted.

(x) The statements in the Prospectus and in the Preliminary Prospectus under the heading “ERISA Considerations” to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(xi) The Trust and the Depositor are not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, required to be registered under the Investment Company Act.

(xii) The Class A-1 Notes are “eligible securities” within the meaning of Rule 2a-7 promulgated under the Investment Company Act.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the Uniform Commercial Code of the State of Delaware, the Uniform Commercial Code of the State of California, and the laws of the State of New York.

(g) The Representative shall have received an opinion of Mayer Brown LLP, counsel to the Depositor, HCA and the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i) In a properly presented and argued case in a proceeding under Title 11 of the United States Code, 11 U. S. C.  §101 et seq. (the “Bankruptcy Code”) in which HCA is the debtor, the bankruptcy court would not, under applicable federal bankruptcy law, apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the Depositor with the assets and liabilities of HCA.

(ii) In a properly presented and argued case in a proceeding under the Bankruptcy Code, in which HCA is the debtor, the bankruptcy court would determine that, with respect to the sale of the Receivables from HCA to the Depositor, such sale was a “true sale.”

(iii) If HCA were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, would hold that (A) the Receivables sold to the Depositor are not property of the estate of HCA under Section 541 of the Bankruptcy Code and (B) the automatic stay arising pursuant to Section 362 of the Bankruptcy Code would not operate to stay payments by HCA of collections on the Recievables in accordance with the Transaction Agreements.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the laws of the State of California, and the laws of the State of New York.

(h) The Underwriters shall have received a letter of Mayer Brown LLP, counsel to the Depositor, HCA and the Trust, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters, to the effect that such counsel has reviewed the Preliminary Prospectus, the Registration Statement and the Prospectus and participated in conferences with officers and other representatives of HCA and the Depositor, representatives of the independent public accountants for HCA and the Depositor and your representatives and counsel, at which the contents of the Preliminary Prospectus, the Registration Statement, the Prospectus and related matters were discussed and, although such counsel does not establish or confirm factual matters set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus, and has not undertaken any obligation to verify independently any of the factual matters set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus and although many of the determinations required to be made in the preparation of the Preliminary Prospectus, the Registration Statement and the Prospectus involve matters of a non-legal nature, such counsel confirms that, on the basis of the information gained in the course of performing these services, nothing came to their attention that caused them to believe that the Registration Statement, on the Effective Date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Preliminary Prospectus, as of the date of the Preliminary Prospectus and as of the Time of Sale, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and the Prospectus (except, to the extent set forth in paragraph II.J of such counsel’s opinion, to be delivered on the Closing Date, with respect to certain corporate matters) or for any information omitted from the Preliminary Prospectus that would be permitted to be omitted from a preliminary prospectus prepared in reliance on Rule 430B under the Securities Act.  In addition, such counsel does not express any belief with respect to the financial statements or notes thereto, or the other financial, statistical or accounting data contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, any changes to the tables under the heading “Weighted Average Life of the Notes” between the Preliminary Prospectus and the Prospectus Supplement or the Indenture Trustee’s Statement of Eligibility on Form T-1.  Such counsel expresses no opinion regarding any Underwriter Free Writing Prospectus.

Such letter may provide that it is being furnished only to the Underwriters, is solely for their benefit as Underwriters of the Notes, including in their capacity as TALF Agents in connection with a loan made under TALF that is secured by the Notes, and is not to be used, quoted, relied upon or otherwise referred to by any other person (including any direct or indirect purchaser or owner of any of the Notes, or any other person claiming by or through any such purchaser or owner, for any purpose or in any circumstance, whether on the theory that any TALF Agent acts as such purchaser’s agent or otherwise) or for any other purpose without such counsel’s prior written consent.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York.

(i) Mayer Brown LLP, in its capacity as counsel for HCA and the Depositor, shall have delivered one or more opinions satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Representative, subject to certain considerations set forth therein, substantially to the effect that

(i) The provisions of the Receivables Purchase Agreement are effective under the UCC as in effect in the State of New York (the “New York UCC”) to create in favor of the Depositor a security interest in HCA’s rights in the portion of the collateral described in Section 2.01(a) or Section 2.01(d), as applicable, of the Receivables Purchase Agreement (the “RPA Assets”) and in any identifiable proceeds thereof (collectively, the “HCA Collateral”).  (Such counsel notes that a “security interest” as defined in 1-201(37) of the New York UCC includes the interests of a buyer of accounts, chattel paper, payment intangibles and promissory notes and such counsel references their other opinion dated the Closing Date with respect to whether the security interest of the Depositor should be characterized as an ownership interest or solely as a collateral interest held to secure a loan made to HCA).

(ii) The provisions of the Sale and Servicing Agreement are effective under the New York UCC to create in favor of the Trust a security interest in the Depositor’s rights in the portion of the collateral described in Section 2.01 of the Sale and Servicing Agreement (the “SSA Assets”) and in any identifiable proceeds thereof (the “Depositor Collateral”).  (Such counsel notes that a “security interest” as defined in 1-201(37) of the New York UCC includes the interests of a buyer of accounts, chattel paper, payment intangibles and promissory notes and such counsel expresses no opinion as to whether the security interest of the Trust would be characterized as an ownership interest or solely as a collateral interest held to secure a loan made to the Depositor).

(iii) The provisions of the Indenture are effective under the New York UCC to create in favor of the Indenture Trustee a security interest in the Trust’s rights in that portion of the collateral described in the granting clause of the Indenture (the “Indenture Collateral”) and in any identifiable proceeds thereof.  Such counsel expresses no opinion as to whether the security interest of the Indenture Trustee would be characterized as an ownership interest or solely as a collateral interest held to secure a loan made to the Depositor.

(iv) Under the New York UCC (including the choice of laws provisions thereof) while a debtor is “located” in a jurisdiction the local law of that jurisdiction governs the perfection by the filing of a financing statement of a security interest in personal property that is accounts, chattel paper, payment intangibles or instruments.  Under the New York UCC (including the choice of laws provisions thereof):

(1)	HCA is “located” in California and the local law of that state governs perfection by the filing of financing statements of a security interest in HCA’s rights in the HCA Collateral.

(2)
The Depositor is “located” in Delaware and the local law of that state governs perfection by the filing of financing statements of a security interest in Depositor’s rights in the Depositor Collateral.

(3)	The Trust is “located” in Delaware and the local law of that state governs perfection by the filing of financing statements of a security interest in the Trust’s rights in the Indenture Collateral.

(v) When the HCA Financing Statement is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of California (the “California UCC”) in the California filing office specified in such opinion (the “California Search Office”), under the provisions of the California UCC the Depositor’s security interest in the HCA Collateral will be perfected.

(vi) When the Depositor Financing Statement is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of Delaware (the “Delaware UCC”) in the Delaware filing office specified in such opinion (the “Delaware Search Office”), under the provisions of the Delaware UCC the Indenture Trustee’s security interest in the Depositor Collateral will be perfected.

(vii) When the Issuer Financing Statement is filed (within the meaning of Section 9-516 of the Delaware in the Delaware Search Office, under the provisions of the Delaware UCC the Trust’s security interest in the Indenture Collateral will be perfected.

Under the New York UCC, except as provided in the next sentence, the law of each of HCA’s, the Depositor’s or the Trust’s (each, a “Transferring Party”), as applicable, location (as set forth in paragraph D above) will govern the effect of perfection or nonperfection and the priority of a nonpossessory security interest in such Transferring Party’s rights in the HCA Collateral, the Depositor Collateral or Indenture Collateral, as applicable.  To the extent that any of the HCA Collateral, the Depositor Collateral or Indenture Collateral is or becomes evidenced by instruments, tangible chattel paper or any other property in which a security interest may be perfected by taking possession, the local law of the jurisdiction where such property is located will govern, the effect of perfection or nonperfection, and the priority of both a possessory  and a nonpossessory security interest in such property.

(viii) The Search Reports were requested using the proper legal names of each Transferring Party.  Such counsel has reviewed the Search Reports (as defined in such opinion and each as of the dates set forth therein) and, except for the financing statements naming specified parties as the secured parties, such Search Reports identify no secured party who has filed with the Search Offices a financing statement naming a Transferring Party as a debtor or seller and indicating the HCA Collateral, the Seller Collateral or the Collateral, as applicable, as collateral.  Accordingly,

(1)
under Article 9 of the applicable UCC and based solely on such counsel’s review of the Search Reports, upon the filing of the HCA Financing Statement in the California Search Office, the Depositor’s perfected security interest in the HCA Collateral will be prior to any other security interest granted by HCA that is perfected solely by the filing of financing statements in the California Search Office;

(2)
under Article 9 of the applicable UCC and based solely on such counsel’s review of the Search Reports, upon the filing of the Depositor Financing Statement in the Delaware Search Office, the Trust’s perfected security interest in the Depositor Collateral will be prior to any other security interest granted by the Depositor that is perfected solely by the filing of financing statements in the Delaware Search Office; and

(3)
under Article 9 of the applicable UCC and based solely on such counsel’s review of the Search Reports, assuming the Indenture Trustee’s security interest is perfected by the filing in the Delaware Search Office of a properly prepared financing statement (as to which we express no opinion), such perfected security interest in the Indenture Collateral will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements in the Delaware Search Office~~.~~;

(ix) Pursuant to (a) Sections 9-301 through 9-307 of the NY UCC and 9-705(c) of the UCC in effect as of the Closing Date in each Transferring Party’s “location” as set forth in paragraph D above, and (b) former Section 9-103 (repealed) of the UCC in such Transferring Party’s  “location” as set forth in paragraph D above, the Search Offices constitute all of the states in which searches must be made of filings naming a Transferring Party as debtor to determine whether a security interest in the HCA Collateral, Depositor Collateral or Indenture Collateral, as applicable, has been perfected by filing.

(x) Pursuant to Section 9-305(a)(3) of the New York UCC, the local law of a securities intermediary’s jurisdiction governs perfection of a security interest by a method other than the filing of a financing statement in a securities account maintained by such securities intermediary and the security entitlements to financial assets credited thereto.  With respect to the Reserve Account maintained with the Securities Intermediary pursuant to the Control Agreement, when the Securities Intermediary indicates by book entry that a financial asset has been credited to the Reserve Account, a security entitlement will exist with respect to such financial asset.  Assuming that (a) the State of New York is the Securities Intermediary’s jurisdiction for purposes of the applicable UCC, (b) the Reserve Account is a securities account maintained by the Securities Intermediary for the Indenture Trustee, and (c) the Securities Intermediary has agreed to treat the Indenture Trustee as the sole person entitled to exercise the rights that comprise any financial assets credited to the Reserve Account, the Indenture Trustee’s security interest in the Trust’s rights in the Reserve Account and in security entitlements to financial assets credited thereto, is perfected by “control” within the meaning of Section 9-106 of the New York UCC.  Such security interest of the Indenture Trustee in the Reserve Account and the security entitlements carried in the Reserve Account is prior to any other security interest therein under the New York UCC that is perfected by a method other than “control”.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York.

(j) Mayer Brown LLP, in its capacity as Federal tax counsel for the Depositor and the Trust, shall have delivered an opinion satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Representative, to the effect that, for United States federal income tax purposes: (A) (i) the Trust will not be treated as an association or a publicly traded partnership, taxable as a corporation, and (ii) the Notes will be treated as indebtedness; and (B) based on the facts and assumptions and subject to the limitations set forth in the Prospectus, the statements in the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, and the Preliminary Prospectus, as of the Time of Sale and as of the Closing Date, under the heading “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES,” to the extent such statements constitute matters of law or legal conclusions, are correct in all material respects.

(k) The Representative shall have received an opinion, addressed to the Representative, of Sonnenschein Nath & Rosenthal LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i) The Indenture Trustee, based upon a certificate of corporate existence issued by the Comptroller of the Currency, is validly existing as a banking association in good standing under the laws of the United States, and has the requisite power entity power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder.

(ii) Each of the Transaction Documents to which the Indenture Trustee is a party has been duly authorized by all requisite action, executed and delivered by the Indenture Trustee.

(iii) Each of the Transaction Documents to which the Indenture Trustee is a party, assuming (unless opined to therein) the necessary entity power and authority, authorization, execution, authentication, payment and delivery of and by each party thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Indenture Trustee.

(iv) With respect to the Indenture Trustee, the performance of its obligations  under each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Transaction Documents, except as such may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

(v) With respect to the Indenture Trustee, the performance of its obligations under each of the Transaction Documents to which it is party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Transaction Documents.

(vi) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

(l) The Representative shall have received an opinion addressed to the Representative, of Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i) The Owner Trustee is duly formed and validly existing under the laws of the State of Delaware with trust powers and with its principal place of business in the State of Delaware.

(ii) The Owner Trustee has the full corporate trust power to accept the office of trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement.

(iii) The execution and delivery of the Trust Agreement and the performance by the Owner Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary action of the Owner Trustee.

(iv) The execution and delivery by the Owner Trustee of the Trust Agreement does not require any consent, approval or authorization of, or any registration or filing with Delaware or United States Federal governmental authority.

(v) The Owner Trustee has duly authorized, executed and delivered the Trust Agreement and on behalf of the Trust, the Owner Trustee has duly executed and delivered the Transaction Documents to which the Trust is a party.

(vi) The Notes and the Certificates have been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

(m) The Representative shall have received an opinion addressed to the Representative, of Richards, Layton & Finger, special Delaware counsel for the Trust, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i) The Trust Agreement constitutes the legal, valid and binding obligation of the Owner Trustee and the Depositor enforceable against the Owner Trustee and the Depositor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

(ii) The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.  C.  § 3801, et seq. (the “Statutory Trust Act”) and has the power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform its obligations under the Transaction Documents to which the Trust is a party.

(iii) The Transaction Documents to which the Trust is a party have been duly authorized, executed and delivered by the Trust.

(iv) To the extent that Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Division, the Indenture Trustee will have a perfected security interest in the Trust's rights in that portion of the Collateral (as defined in the Indenture) described in the Financing Statement that may be perfected by the filing of a UCC financing statement with the Division (the "Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

(v) The Search Report sets forth the correct filing office and the correct debtor name that are necessary to identify those persons, under the Delaware UCC, who have on file financing statements against the Trust covering the Filing Collateral as of the Effective Time.  The Search Report identifies no secured party who has filed with the Division a financing statement naming the Trust as debtor and describing the Filing Collateral prior to the Effective Time.

(vi) Assuming for federal income tax purposes that the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation, and that the Notes will be characterized as indebtedness for federal income tax purposes, then the Trust will not be subject to any franchise or income tax under the laws of the State of Delaware, and the Notes will also be characterized as indebtedness for Delaware tax purposes.

(vii) Under § 3805(c) of the Statutory Trust Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the holders of the Certificates will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.

(viii) Under § 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(ix) Under 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by any holder of Certificates, and the dissolution, termination or bankruptcy of any holders of Certificates shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(x) The execution, delivery and performance by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Transaction Documents to which the Trust is a party, do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

(xi) Neither the consummation by the Owner Trustee of the transactions contemplated in the Trust Agreement or, on behalf of the Trust, the transactions contemplated in the Transaction Documents to which the Trust is a party nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.  Capitalized terms used in the above opinion paragraphs and not otherwise defined in this Agreement will have the meanings ascribed to such terms in the relevant opinion.

(n) The Representative shall have received from Bingham McCutchen LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Depositor and HCA shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(o) TALF Deliveries:

(i) On or prior to the time that is required by the FRBNY under TALF, a nationally recognized independent accounting firm that is registered with the Public Company Accounting Oversight Board will have furnished an attestation, substantially in the form required under TALF which will include a Report of Management on Compliance substantially in the form required under TALF and executed by HCA and the Administrator on behalf of the Trust, in the manner required by the FRBNY under TALF, to the FRBNY, with a copy to the Representative via electronic mail.

(ii) On or prior to the time that is required by the FRBNY under TALF, the Trust and HCA, will have delivered to each Representative, on behalf of the TALF Agents, a copy of the Prospectus Supplement, which shall include as an attachment a copy of the TALF Certification with conformed signatures.

(iii) On or prior to the time that is required by the FRBNY under TALF, HCA will have executed the Indemnity Undertaking and HCA and the Administrator on behalf of the Trust will have executed the TALF Certification relating to the Notes, substantially in the form required under TALF, and delivered in the manner required by the FRBNY under TALF on or prior to the date that is required by the FRBNY under TALF such Indemnity Undertaking and the TALF Certification, to the FRBNY with a copy to the Representative via electronic mail.

(iv) On or prior to the time that is required by the FRBNY under TALF, the Depositor and HCA will have received a copy of the ratings letter from each rating agency rating the Notes and delivered such ratings letters to the FRBNY, with a copy to the Representative via electronic mail.

(p) The Representative shall have received copies of each opinion of counsel delivered to any rating agency, together with a letter addressed to the Representative, dated the Closing Date, to the effect that the Representative and the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

(q) The Representative shall have received certificates dated the Closing Date of any two of the President, Chief Financial Officer, any Vice President, the Controller or the Treasurer of the Depositor and HCA in which such officers shall state that: (A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, (B) since the date of this Agreement there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Trust, the Depositor or HCA except as disclosed to the Representative in writing, and (C) there are no actions, proceedings or investigations to which the Depositor or HCA is a party or that are threatened before any court, administrative agency or other tribunal having jurisdiction over HCA or the Depositor, (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, any Transaction Document or the Notes, (iii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (iv) which could reasonably be expected to materially and adversely affect the performance by the Depositor or HCA of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Document or the Notes or (v) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus or the Preliminary Prospectus under the heading “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

(r) The Representative shall have received evidence satisfactory to the Representative and counsel to the Underwriters that, on or before the Closing Date, UCC-1 financing statements, have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of HCA in the Receivables, and the proceeds thereof to the Depositor pursuant to the Receivables Purchase Agreement, (B) the transfer of the interest of the Depositor in the Receivables Purchase Agreement, the Receivables, and the proceeds thereof to the Trust pursuant to the Sale and Servicing Agreement, and (C) the grant by the Trust to the Indenture Trustee under the Indenture of a security interest in the interest of the Trust in the Receivables Purchase Agreement, the Receivables, the Collateral and the proceeds thereof.

(s) The Class A-1 Notes shall have been rated in the highest short-term rating by both Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch, Inc.  (“Fitch”).  The Notes (other than the Class A-1 Notes) shall have been rated in the highest long-term rating by each of S&P and Fitch.

(t) The Representative shall have received, from each of HCA and the Depositor, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) charter, (ii) by-laws, (iii) applicable resolutions and (iv) designation of incumbency of each such entity.

(u) The Representative shall have received evidence of any required Lien releases to be filed or recorded (immediately following the Closing Date) with respect to the Permitted Liens affecting the Receivables from all applicable creditors of HCA, in form and substance satisfactory to the Representative and counsel to the Underwriters.

(v) The Representative shall have received from the Indenture Trustee, a certificate stating that any information contained in the Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement, is true, accurate and complete.

(w) All representations and warranties made by or on behalf of HCA and the Depositor in the Transaction Documents to which each is a party are true and correct as of the Closing Date.

The Depositor will provide or cause to be provided to the Representative conformed copies of such opinions, certificates, letters and documents as the Representative or counsel to the Underwriters reasonably request.

SECTION 9. Termination.  This Agreement shall be subject to termination in the sole discretion of the Representative by notice to the Depositor given on or prior to the Closing Date in the event that either the Depositor or HCA shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Securities and Exchange Commission or the New York Stock Exchange; (b) trading of any securities of HCA or the Depositor shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities; (d) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe and, in the sole judgment of the Representative, the effect of any such disruption makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended as of the date hereof; (e) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U. S. financial markets and, in the sole judgment of the Representative, the effect of any such outbreak, escalation, insurrection, conflict, calamity or crisis makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended as of the date hereof; (f) any change in or affecting the Receivables or particularly the business or properties of the Trust, the Depositor or HCA shall have occurred which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; or (g) any downgrading in the rating of any debt securities of HCA, the Depositor, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) shall have occurred.  Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for the liability of HCA in relation to expenses as provided in Sections 7 hereof, the indemnity provided in Section 10 hereof and any liability arising before or in relation to such termination.

SECTION 10. Indemnification and Contribution.

(a) The Depositor and HCA shall, jointly and severally, indemnify and hold harmless each Underwriter (including in its capacity as TALF Agent), the directors, officers, employees and agents of each Underwriter (including in its capacity as TALF Agent) and each person, if any, who controls any Underwriter (including in its capacity as TALF Agent) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter (including in its capacity as TALF Agent) or such controlling person may become subject under the Securities Act or otherwise, to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement made by the Depositor or HCA in Section 2 hereof,

(ii) any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Issuer Information, the Road Show Material or the Prospectus or any amendment or supplement thereto, or

(iii) the omission or alleged omission to state in the Registration Statement, the Issuer Information, the Road Show Materials or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Depositor and HCA will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Issuer Information, the Road Show Materials or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriters’ Information; provided, further, that the Depositor and HCA shall not be liable to any Underwriter or any of the directors, officers, employees and agents of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any loss, claim, damage or liability that results from the fact that the Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus or the Prospectus as then amended or supplemented, whichever is most recent, if the Depositor has previously furnished copies thereof to such Underwriter within a reasonable time period prior to such confirmation.  The indemnity provided for in this Section 10 shall be in addition to any liability which the Depositor and HCA may otherwise have.  The Depositor and HCA will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of all of the Underwriters (including in its capacity as TALF Agent) and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any Underwriter (including in its capacity as TALF Agent) or controlling person.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and HCA, each of its directors and officers and each person, if any, who controls the Depositor or HCA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Depositor, HCA or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus, any Free Writing Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) or (ii) the omission or the alleged omission to state in the Preliminary Prospectus, any Free Writing Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information, and will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, HCA or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 10, such person (for purposes of this paragraph (c), the “indemnified party”) shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the “indemnifying party”), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 10.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Representative in the case of paragraph (a) of this Section 10, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (iv) the indemnifying party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified parties.  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.  No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Depositor and HCA on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Depositor and HCA (including for such purpose, the value of the Certificates) bear to the total discounts and commissions received by the Underwriters (the “Spread”) as set forth in the Prospectus.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, HCA or the Underwriters, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.  The Depositor, HCA and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d).  Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the amount by which the Spread received by it in the initial offering of such Notes, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute hereunder are several in proportion to their respective principal amount of Notes they have purchased hereunder, and not joint.  For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Depositor and HCA, each officer of the Depositor and HCA and each person, if any, who controls the Depositor and HCA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Depositor and HCA.

SECTION 11. Defaults by an Underwriter.  If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter.  In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Prospectus Supplement or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Depositor, HCA, their Affiliates and any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.

SECTION 12. Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes.  If for any reason the purchase of the Notes by the Underwriters is not consummated, each of the Depositor and HCA shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 7 and the obligations pursuant to Section 10 shall remain in effect.  If for any reason the purchase of the Notes by the Underwriters is not consummated (other than as a result of any Underwriters’ breach under Section 4 of this Agreement), the Depositor and HCA will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes.

SECTION 13. Obligations Solely Contractual in Nature.  Each of the Depositor and HCA acknowledges and agrees that the Underwriters' responsibility to the Depositor and HCA is solely contractual in nature and that none of the Underwriters or their affiliates shall be acting in a fiduciary or advisory capacity, or otherwise owe any fiduciary or advisory duty, to the Depositor or HCA in connection with the offering of the Notes and the other transactions contemplated by this Agreement.

SECTION 14. Notices.  Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by mail, facsimile or telephone (subject in the case of a communication by telephone to confirmation by facsimile) addressed to:

in the case of the Depositor:

Hyundai ABS Funding Corporation
3161 Michelson Drive, Suite 1900
Irvine, California 92612
Facsimile: 714-965-7098
Attention: Vice President; Secretary

in the case of HCA:

Hyundai Capital America
3161 Michelson Drive, Suite 1900
Irvine, California 92612
Facsimile 714-965-7098
Attention: Vice President; Finance

in the case of the Representative:

Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, NC 28255-0001
Facsimile: 704-386-2731
Attention: Andy Glenn

Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of facsimile, at the time of dispatch.

SECTION 15. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 10, and no other person will have any rights or obligations hereunder.

SECTION 16. The Representative.  The Representative represents and warrants to the Depositor and HCA that it is duly authorized to enter into this Agreement.  The Representative shall act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.  In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

SECTION 17. Miscellaneous.

(a) Time shall be of the essence of this Agreement.

(b) The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.

(c) For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange is open for trading, and (b) each of “subsidiary” and “Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

(d) This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

(e) This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Depositor, HCA and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Depositor and HCA contained in Section 10 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 10 hereof shall also be for the benefit of the directors of the Depositor and HCA, the officers of the Depositor and HCA and any person or persons who control the Depositor or HCA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  No purchaser of Notes from any Underwriter shall be deemed a successor because of such purchase.

(f) The respective representations, warranties, agreements, covenants, indemnities and other statements of the Depositor and HCA, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Depositor or HCA, any of its officers, directors, employees or agents, any Underwriter or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Notes.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

SECTION 18. Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 19. Governing Law.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

SECTION 20. Limitation of Representations and Covenants of the Depositor. The representations, covenants and agreements made by the Depositor to any TALF Agent, including, without limitation, those made in this Agreement, shall only extend to a TALF Agent in connection with the performance by such TALF Agent of its obligations under the TALF, and do not extend to and may not be relied upon by any direct or indirect purchaser or owner of the Notes, or any other Person claiming by or through any such purchaser or owner or any third party beneficiary, for any purpose or in any circumstance, whether on the theory that a TALF Agent has acted or acts as their agent or otherwise.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Depositor and HCA.

Very truly yours,

HYUNDAI ABS FUNDING CORPORATION

By:  /s/ Min Sok Randy Park
Name:  Min Sok Randy Park
Title: Vice President and Secretary

HYUNDAI CAPITAL AMERICA

By:  /s/ Dae Kwon Ko
Name: Dae Kwon Ko
Title: Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC,
on behalf of itself and as Representative of the
several Underwriters

By: /s/ William A. Glenn
Name: William A. Glenn
Title:  Managing Director

SCHEDULE I

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes

Banc of America Securities LLC	$151,601,000	$116,401,000	$155,200,000	$103,840,000

Barclays Capital Inc.	$105,173,000	$80,753,000	$107,670,000	$72,039,000

RBS Securities Inc.	$105,172,000	$80,752,000	$107,670,000	$72,039,000

J.P. Morgan Securities Inc.	$8,527,000	$6,547,000	$8,730,000	$5,841,000

SG Americas Securities, LLC	$8,527,000	$6,547,000	$8,730,000	$5,841,000

Total	$379,000,000	$291,000,000	$388,000,000	$259,600,000

SCHEDULE II

Security	Original Principal Balance $	Price $*

Class A-1 Notes	$379,000,000	$378,355,700.00

Class A-2 Notes	$291,000,000	$290,239,587.90

Class A-3 Notes	$388,000,000	$386,844,846.40

Class A-4 Notes	$259,600,000	$258,660,351.84

Total Price to Depositor		$1,314,100,486.14

*Due to sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive, resulting in an increase in the price to Depositor.

SCHEDULE III

LIST OF OFFICES TO FILE FINANCING STATEMENTS

1.           HCA Financing Statements - California

2.           Depositor Financing Statements - Delaware

SCHEDULE IV

LIST OF PERMITTED LIENS

1.	Second Amended and Restated Receivables Purchase Agreement, dated as of July 23, 2002, as amended, among Hyundai BC Funding Corporation and the Purchasers and Agents parties thereto.

2.	Purchase and Sale Agreement, dated as of January 17, 2000, as amended, between Hyundai Motor Finance Company, as seller, and Hyundai BC Funding Corporation, as purchaser.

ANNEX A

REPRESENTATIONS AND AGREEMENTS OF THE UNDERWRITERS

(a)           Each Underwriter represents and agrees that:

(i)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;  and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(b)           In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), each Underwriter has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Underwritten Notes to the public in that Relevant Member State at any time:

(i)           to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)           in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this Annex A, the expression an “offer of Notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.